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                               EXHIBIT 10.2

                           TERMINATION AGREEMENT

          This TERMINATION AGREEMENT is entered into by and between I.C.H. Corporation ("ICH") and Consolidated National Corporation
("CNC").

                                 Recitals

          On December 27, 1984, ICH entered into that certain Management and Consulting Agreement ("Management and Consulting Agreement") with Consolidated National Successor Corporation and Consolidated National Corporation. As a result of mergers and name changes, CNC and ICH represent all of the parties to the Management and Consulting Agreement and have the right to terminate the Management and Consulting Agreement pursuant to Section 8 thereof.

          CNC and ICH are parties to three Stock Purchase Agree-ments, each dated January 15, 1994 (collectively, the "Stock Purchase Agreements"), pursuant to which, at simultaneous closings, CNC will sell to ICH shares of Class B Common Stock of ICH, and CNC and its subsidiary, Consolidated Fidelity Life Insurance Company, will sell to Torchmark Corporation and Stephens Inc. shares of Common Stock of ICH.

          It is a condition to the closings of the Stock Purchase
Agreements that CNC and ICH terminate the Management and Consulting Agreement and, by letter agreement dated January 10, 1994, CNC and ICH have agreed to such termination.

          The transactions contemplated by the Stock Purchase
Agreements are scheduled to close on this date.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ICH and CNC hereby agree that the Management and Consulting Agreement is terminated as of the date hereof, effective immediately.

          Executed this 11th day of February, 1994.

                         I.C.H. Corporation


                         By:   /s/ Robert L. Beisenherz
                              ---------------------------------
                              Robert L. Beisenherz
                              Chairman, Chief Executive Officer
                              and President


                         Consolidated National Corporation
                         (formerly Consolidated National Successor
                          Corporation)


                         By:   /s/ Robert T. Shaw
                              ----------------------------------
                              Robert T. Shaw, President